As filed with the Securities and Exchange Commission on
                                                    September 2, 2005
                                                  Registration  No. 333-125710

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


               ____________________________________

               PRE-EFFECTIVE AMENDMENT NO. 2
                                TO
                            FORM S-3/A
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

              _____________________________________

                  BROADCAST INTERNATIONAL, INC.
      (Exact Name of Registrant as Specified in Its Charter)


             Utah                                     87-0395567
(State or Other Jurisdiction of                    (IRS Employer
Incorporation or Organization)                     Identification Number)



             7050 South Union Park Center, Suite 600
                       Midvale, Utah  84047
                          (801) 562-2252
(Address, Including Zip Code, and Telephone Number, Including Area Code,
           of Registrant's Principal Executive Offices)



                         Rodney M. Tiede
        Chairman of the Board and Chief Executive Officer
                  Broadcast International, Inc.
             7050 South Union Park Center, Suite 600
                       Midvale, Utah  84047
                          (801) 562-2252
    (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Agent for Service)


                            Copies to:

 Reed L. Benson, Esq.                      David G. Angerbauer, Esq.
Broadcast International, Inc.                 Holland & Hart LLP
7050 South Union Park Center, Suite 600       60 East South Temple, Suite 2000
Midvale, Utah  84047                          Salt Lake City, UT 84111
(801) 567-3211                                (801) 595-7800


Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   [ ]

                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Title                           Proposed        Proposed
of each class                   maximum         maximum           Amount of
of securities     Amount to be  offering price  aggregate         registration
to be registered  registered(1) per unit(2)     offering price(2) fee(3)
------------------------------------------------------------------------------
Common Stock,
par value $0.05
per share         8,817,466  $3.1983         $28,200,902      $3,319.25
-----------------------------------------------------------------------------

(1)   Assumes the exercise of all  stock options and warrants and the
      conversion of all convertible notes   to acquire common shares
      registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the applicable stock option and warrant exercise prices and the conversion prices of the convertible notes.
(3)   Previously paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE SALE OR OFFER IS NOT PERMITTED.


      SUBJECT TO COMPLETION, DATED September 2, 2005


                            PROSPECTUS
              _____________________________________

                  BROADCAST INTERNATIONAL, INC.

             8,817,466 Shares  of Common Stock

              _____________________________________

      This prospectus relates to:

      . the issuance of shares of our common stock upon conversion of an outstanding convertible note;

      . the issuance of shares of our common stock upon exercise of outstanding stock options;

      . the issuance of shares of our common stock upon conversion of outstanding senior secured convertible notes and upon exercise of related warrants; and

      . the issuance of shares of our common stock upon conversion of senior secured convertible notes and upon exercise of related warrants to be issued upon exercise of outstanding additional investment rights and other securities.

      This investment involves significant risks. See "Risk Factors" beginning on page 5 to read about factors you should consider before buying our securities.

      We will receive proceeds from the exercise of the stock options, warrants and additional investment rights. We will not receive proceeds from the conversion of the convertible note or any senior secured convertible notes. If all of the outstanding stock options, warrants and additional investment rights are exercised in full and all of the warrants issuable upon exercise of the additional investment rights and other securities are also exercised, we will issue an aggregate of 5,572,500 shares of our common stock, and we will receive aggregate proceeds of $24,356,250. See "Use of Proceeds."


      Our common stock is currently traded over the counter on the Nasdaq
OTC Bulletin Board under the symbol "BCST." On September 1, 2005, the closing sale price of our common stock was $3.40 per share.

                        __________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
               THE CONTRARY IS A CRIMINAL OFFENSE.


    The date of this  prospectus is September 2, 2005.

                        PROSPECTUS SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements, the accompanying notes and the other documents which are incorporated by reference in this prospectus.

         References in this prospectus to "our company," "we," "our," "us" and "Broadcast International" refer to Broadcast International, Inc. and our subsidiaries.


                       Our Business

      We install, manage and support private communication networks for large organizations that have widely-dispersed locations or operations. Our enterprise clients use these networks to deliver training programs, product announcements, entertainment and other communications to their employees and customers. We use a variety of delivery technologies, including satellite, Internet streaming and WiFi, depending on the specific needs and applications of our clients. All of the communication networks we are involved with utilize industry standard products and equipment sold by other companies. We sell a limited number of proprietary network products in connection with the services we provide. We also offer audio and video production services for our clients.

      We own proprietary video compression technology that we call
"CodecSys." Video compression is the process by which video content is converted into a digital data stream for transmission over satellite, cable, Internet or wireless networks. Today, video compression is accomplished by using a single technique or computer formula to create a particular data stream. Our CodecSys technology uses multiple techniques or computer formulas to create a particular data stream. With CodecSys, video content may be transmitted over decreased bandwidth while maintaining media quality.
We believe our CodecSys technology will offer significant efficiencies and cost savings associated with video content transmission and storage. We are still developing and improving the CodecSys technology for a variety of applications, including video conferencing, Internet streaming, satellite encoding and transmitting video content to cellular phones and other hand-held electronic devices. We believe these applications may hold substantial licensing and other revenue opportunities for our business.


                        Our Company

      We were incorporated in Utah on January 12, 1983. We did not commence our current business, however, until 2000. Our principal office is located at 7050 Union Park Avenue, Suite 600, Salt Lake City, Utah 84047, and our telephone number is (801) 562-2252. We maintain an internet site at www.brin.com, which contains information concerning us. Our internet Website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

      Our common stock is considered "penny stock" under the Securities Exchange Act of 1934, as amended, which means that securities broker-dealers cannot recommend the common stock which may make trading the common stock difficult.

      Our independent auditors, in their report dated February 18, 2005 with respect to our financial statements as of December 31, 2004 and 2003, and for the years then ended, included a "going concern" qualification. As discussed in Note 3 to the financial statements, we have incurred significant losses and used cash from operations for the years ended December 31, 2004 and 2003. These conditions raise substantial doubt about our ability to continue as a going concern. Through June 30, 2005, our accumulated deficit was approximately $22,796,000.

                       Risk Factors

      Investing in our securities involves significant risks. You should carefully read the section entitled "Risk Factors" beginning on page 5 for an explanation of these risks before investing in our securities.

                     Convertible Note

      We are offering shares of our common stock in this offering to holders of an outstanding convertible note. This note was issued when we entered into a convertible line of credit dated December 23, 2003 and amended June 30, 2004. The line of credit involves a loan to us, the total principal amount of which was $1,644,966 which is convertible into shares of our common stock at $1.00 per share. Of the total amount loaned to us pursuant to the line of credit, $800,000 has been previously converted to 800,000 shares of common stock and the remaining $844,966 principal amount is currently outstanding. The convertible note is due April 1, 2006 and bears interest at an annual rate of 6%. Accrued interest, however, is forgiven upon conversion pursuant to the terms of the line of credit. Any portion of the note is convertible at any time at the lenders' sole discretion.


                       Stock Options

       We are also offering shares of our common stock in this offering to holders of outstanding stock options. These stock options were issued when we entered into a stock purchase and option grant agreement and a stock issuance and option grant agreement, both dated February 6, 2004, with Streamware Solutions AB, a Swedish corporation, and certain of its principals and shareholders. Under the terms of the Streamware agreements, we granted to Streamware principals and shareholders options to acquire a total of 2,812,500 shares of our common stock at an exercise price of $4.50 per share. The options may be exercised anytime prior to their expiration on February 6, 2006.

       Senior Secured Convertible Notes and Warrants

      We are also offering shares of our common stock in this offering to holders of outstanding senior secured convertible notes and related warrants. These senior secured convertible notes and warrants were issued when we entered into a securities purchase agreement dated May 16, 2005 with four institutional funds. Under the terms of the securities purchase agreement, we executed four senior secured convertible 6% notes for a total indebtedness of $3,000,000 in favor of the institutional funds, which senior secured convertible notes are convertible into our common stock at $2.50 per share, subject to adjustment in certain circumstances. In connection with the notes, we issued warrants to the institutional funds as follows: (i) A Warrants exercisable for a total of 600,000 shares of our common stock at $2.50 per share, subject to adjustment in certain circumstances; and (ii) B Warrants exercisable for a total of 600,000 shares of our common stock at $4.00 per share, subject to adjustment in certain circumstances. The senior secured convertible notes bear interest at the annual rate of 6% and are due May 16, 2008. The senior secured convertible notes are exercisable anytime until their due date. The A Warrants and B Warrants are exercisable anytime until May 16, 2010.

      When we issued the senior secured convertible notes and warrants described above, we also granted additional investment rights to the institutional funds to invest up to an additional $3,000,000 in convertible notes with the same terms and conditions as the senior secured convertible notes, including a grant of the same number of A Warrants and B Warrants with the same terms. These additional investment rights expire ninety (90) days from the date of this prospectus. The additional investment rights are exercisable at the discretion of the funds. This prospectus covers shares of our common stock issuable upon conversion of the senior secured convertible notes and upon exercise of all warrants to be issued upon exercise of the additional investment rights.

      At the time we entered into the securities purchase agreement, we agreed to issue A Warrants to affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the registered broker-dealer who acted as our placement agent with respect to the institutional funds if we obtain additional funding from the funds, whether by exercise of the additional investment rights or exercise of warrants. The broker-dealer affiliates may be issued A Warrants as follows: (i) up to 120,000 if the outstanding A Warrants and B Warrants are exercised in full by the institutional funds; (ii) up to 120,000 if the additional investment rights are exercised in full by the institutional funds; and (iii) up to 120,000 if the A Warrants and B Warrants issuable upon exercise of the additional investment rights are exercised in full by the institutional funds. This prospectus covers all shares of our common stock issuable upon exercise of the A Warrants issuable to the broker-dealer affiliates as described above.

     Our senior secured convertible notes contain, among other things, covenants that may restrict our ability to finance future operations, to obtain additional capital, to declare or pay dividends or to engage in other business activities. More specifically, our senior secured convertible notes provide that we cannot do any of the following without the prior written approval of the institutional funds:

     . issue debt securities or incur, assume, suffer to exist, guarantee or otherwise become or remain, directly or indirectly, liable with respect to certain indebtedness;

     . except for those created under the securities purchase agreement, create, incur, assume or suffer to exist, directly or indirectly, any liens, restrictions, security interests, claims, rights of another or other encumbrances on or with respect to any of our assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom;

     . complete a private equity or equity-linked financing prior to the first anniversary of the closing date, except as set forth in the securities purchase agreement;

     . liquidate, wind up or dissolve (or suffer any liquidation or dissolution);

     . convey, sell, lease, license, assign, transfer or otherwise dispose of all or any substantial portion of our properties or assets, other than transactions in the ordinary course of business consistent with past practices, and transactions by non-material subsidiaries, if any;

     . cause, permit or suffer, directly or indirectly, any change in control transaction as defined in the senior secured convertible notes;

     . directly or indirectly enter into or permit to exist any transaction with any of our affiliates or any of our subsidiaries, if any, except for transactions that are in the ordinary course of our business, upon fair and reasonable terms, that are fully approved by our Board of Directors, and that are no less favorable to us than would be obtained in an arm's length transaction with a non-affiliate;

     . declare or pay a dividend or return any equity capital to any holder of any of our equity interests or authorize or make any other distribution to any holder of our equity interests in our capacity as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration any of our equity interests outstanding (or any options or warrants issued to acquire any of our equity interests); provided that the foregoing shall not prohibit (i) the performance by us of our obligations under the warrants related to the senior secured convertible notes or the registration rights agreement entered into in connection with the securities purchase agreement, or (ii) us and any of our subsidiaries, if any, from paying dividends in common stock issued by us or such subsidiary that is neither puttable by any holder thereof nor redeemable, so long as, in the case of any such common stock dividend made by any such subsidiary, the percentage ownership (direct or indirect) of us in such subsidiary is not reduced as a result thereof; or

     . directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a future contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, with very limited exceptions.

                           RISK FACTORS

       You should carefully consider the following risk factors and all of the other information contained in, or incorporated by reference in, this prospectus before purchasing our securities. Investing in our securities involves a high degree of risk. Any of the following risk could materially harm our business and could result in a loss of your investment.


      If we do not successfully commercialize our CodecSys technology, we may never achieve profitability or be able to raise future capital.

      It is imperative that we complete development of our CodecSys technology and commence sales of products or licensing of the technology to other parties. We have never been involved in a development project of the size and breadth that is involved with CodecSys and none of our management has ever been involved with a software development project. Management may lack the expertise to complete the project and we may not have the financial resources to commercialize the technology. If we are unsuccessful in our CodecSys commercialization efforts, it is highly doubtful we will achieve profitable operations or be able to raise additional funding in the future.


      There is substantial doubt about our ability to continue as a "going concern."

      Our independent auditors, in their report dated February 18, 2005 with respect to our financial statements as of December 31, 2004 and 2003, and for the years then ended, included a "going concern" qualification. As discussed in Note 3 to the financial statements, we have incurred significant losses and used cash from operations for the years ended December 31, 2004 and 2003. These conditions raise substantial doubt about our ability to continue as a going concern.


      We may need additional capital in the future. If we do and additional capital is not available, we may have to curtail or cease operation.

         In order to continue  our planned operations, we may need
additional funding. This funding will be required in approximately 12 months if we fail to execute on our business model described below. We may also need additional funding based upon the future development and application of our
CodecSys technology.  We have   no source of working capital except the
current operations and the prospect of obtaining new equity or debt financing. Current revenues from ongoing operations do not cover anticipated development
or sales and marketing costs of the CodecSys technology.   We  must
continue to sell equity or find another source of operating capital until our operations are profitable.

      Our business model relies upon generating new sales to existing and new customers, and on developing and marketing the CodecSys technology.
 If we do not generate significant new sales to existing and new customers, or raise additional capital, we will be required to pursue one or a combination of the following remedies: significantly reduce operating expenses, sell part or all of our assets, or terminate operations.


      We have a limited operating history with our current business and have sustained and may continue to sustain substantial losses.

      Although we have been in existence for many years, our current business has only been ongoing for five years. We have sustained operating losses in each of the last three years. Through June 30, 2005, our accumulated deficit was approximately $22,796,000. We may continue to sustain losses on a quarterly and annual basis.


      Covenant restrictions under our senior secured convertible notes may limit our ability to operate our business.

      Our senior secured convertible notes contain, among other things, covenants that may restrict our ability to finance future operations, to obtain additional capital, to declare or pay a dividend or to engage in other business activities. A breach of any of these covenants could result in a default under our senior secured convertible notes, in which event our lenders could elect to declare all amounts outstanding to be immediately due and payable, which could have a material adverse effect on our business.

      We may be unable to respond adequately to rapid changes in technology

      The market for private communication networks is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The introduction of new technology and products and the emergence of new industry standards not only impacts our ability to compete, but could also render our CodecSys technology uncompetitive or obsolete. If we are unable to adequately respond to changes in technology and standards, we will not be able to serve our clients effectively. Moreover, the cost to modify our services, products or infrastructure in order to adapt to these changes could be substantial and we may not have the financial resources to fund these expenses.


      We face intense competition that could harm our business.

      The communications industry is extremely competitive. We compete with numerous competitors who are much larger than us and have greater financial and other resources. With respect to video conferencing, we compete with Sony, Polycom, Tandberg and others. In the satellite network and services segment, we compete with Convergent Media Systems, Globecast, IBM, Cisco, TeleSat Canada and others. Our competitors have established distribution channels and significant marketing and sales resources. Competition results in reduced operating margins for our business and may cause us to lose clients and/or prevent us from gaining new clients critical for our success.


      If we fail to retain key personnel in the future, we will not have the ability to successfully develop our technology or manage our business.

      We need to hire additional personnel to successfully develop and commercialize our CodecSys technology. If we are unable to hire or retain qualified software engineers and project managers, our ability to complete development and commercialization efforts will be significantly impaired. Our success is also dependent upon the efforts and abilities of our management team. If we lose the services of certain of our current management team members, we may not be able to find qualified replacements which would have a material adverse impact on our business.


      We rely heavily on a few significant customers and if we lose any of these significant customers, our business may be harmed.

         A small number of customers account for a large percentage of  our
revenue.  Our   business model relies upon generating new sales to
existing and new customers.  In 2004, our  three largest customers accounted for approximately 53% of revenues.  Our contract with one of these customers expired in May 2005; however, we continue to provide satellite installation services for this customer on a project-by-project basis. This customer accounted for 21% of revenues in 2004. Our contracts with the other two customers expire in December 2005 and in 2007, subject to renewal. Our largest customers may not continue to purchase our services and may decrease
their level of purchases.   To the extent that a significant customer
reduces its reliance on us or terminates its relationship with us, revenues would decline substantially, which would harm our business.


      The uncertainty of patent and proprietary technology protection may adversely affect us.

      Our   success is dependent upon  our  CodecSys technology
and other intellectual property rights.  If  we   are unable to protect
and enforce these intellectual property rights, competitors will have the ability to introduce competing products that are similar to ours. If this were to occur,  our  revenues, market share and operating results
would suffer.  To date,  we have   relied primarily on a combination of
patent, copyright, trade secret, and trademark laws, and nondisclosure and other contractual restrictions on copying and distribution to protect our proprietary technology. If we fail to deter misappropriation of our  proprietary information or if  we are unable  to detect unauthorized use of  our proprietary information, then our revenues, market
share and operating results will suffer.   The laws of some countries may
not protect our intellectual property rights to the same extent as do the laws of the United States. Furthermore, litigation may be necessary to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. This litigation could result in substantial costs and diversion of resources that would harm our business.

      Our products could infringe on the intellectual property rights of others, which may subject us to future litigation and cause financial harm to our business.

     To date,  we have  not been notified that  our services,
products and technology  infringe the proprietary rights of third parties, but there  is the risk  that third parties  may  claim
infringement by  us   with respect to current or future  operations.
We expect software developers will increasingly be subject to infringement claims as the number of products and competitors in the industry segment grows and the functionality of products in different industry segments overlaps. Any of these claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays, or require us to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available on terms acceptable to us. A successful claim against us of infringement and failure or inability to license the infringed or similar technology on favorable terms would harm our business.


      Our common stock is considered "penny stock" which may make selling the common stock difficult.

      Our common stock is considered to be a "penny stock" under the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. Under the rules, stock is considered "penny stock" if: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues at less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend our stock but must trade it on an unsolicited basis.

      Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.


      Trading in our securities could be subject to extreme price fluctuations that could adversely affect your investment.

      Our  stock price has fluctuated in the past and could continue to do so in the future.  Our stock is thinly-traded, which means investors will have limited opportunities to sell their shares of common stock in the open market. Your investment in our stock could lose value.
Some of the factors that could significantly affect the market price of
our   stock are discussed in these Risk Factors and elsewhere in this prospectus.  A significant drop in our  stock price could expose  us to the risk of securities class action lawsuits. Defending against such lawsuits could result in substantial costs and divert management's attention and resources. An unfavorable outcome of such a matter may have a material adverse impact on our business.

      Future sales of our common stock could adversely affect our stock price.

      Substantial sales of our common stock in the public market, or the perception by the market that such sales could occur, could lower our stock price. As of August 1, 2005, we had 20,887,123 shares of common stock outstanding. As of August 1, 2005, stock options, including options granted to our employees, and warrants to purchase an aggregate of 7,655,596 shares of our common stock were issued and outstanding, a substantial portion of which were fully exercisable. As of August 1, 2005, notes convertible into 2,044,966 shares of our common stock were issued and outstanding. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock.


      Adverse economic or other market conditions could negatively affect the purchase of services by existing and prospective customers, which could harm our business.

      Our business may be adversely affected from time to time by changes in general economic, business and international conditions and other similar factors. Adverse economic or other market conditions negatively affect the business spending of existing and prospective customers. In adverse market times, our network and other services may not be deemed critical for these customers. Therefore, our services are often viewed as discretionary and may be deferred or eliminated in times of limited business spending.


      If you purchase shares of common stock, your ownership interest may be substantially diluted by future issuances of securities.

      We may issue additional shares of our common stock to holders of outstanding convertible notes, stock options and warrants. Moreover, if our institutional fund investors exercise their additional investment rights, we will issue additional senior secured convertible notes and warrants. The conversion of the convertible notes and the exercise of options and warrants into shares of our common stock will be dilutive to shareholders. We also have offered and expect to continue to offer stock options to our employees and have reserved approximately 1,600,000 shares of common stock for future issuance under our incentive stock option plan. To the extent that additional investment rights are exercised and/or future stock options are granted and ultimately exercised, there will be further dilution to shareholders, including investors in this offering.


      We have never paid dividends and do not anticipate paying any dividends on our common stock in the future, so any return on your investment will depend on the market price of our common stock.

      We currently intend to retain any future earnings to finance our operations. The terms and conditions of our senior secured convertible notes restrict and limit payment or distributions in respect of our common stock. If you invest in our common stock, any return or your investment will depend on the future market price of our common stock and not on any potential dividends.

       CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan,"
"project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. Among the key factors that could cause actual results to differ materially from the forward-looking statements are the following:

     .    competitive factors;

     .    general economic  and market  conditions;

     .    rapid technological change;

     .    dependence on  commercialization of our CodecSys technology;

     .      dependence on significant customers;

     .    our ability to raise additional capital;

     .     restrictions under our senior secured convertible notes;

     .     our ability to execute our business model;

     .     our ability to hire and retain qualified software personnel;

     .     uncertainty of intellectual property protection; and

     .    one-time or non-recurring events.

     Because the risk factors referred to above, as well as the risk factors referenced in other sections of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                         USE OF PROCEEDS

      We will receive proceeds from the exercise of the outstanding stock options granted to Streamware principals and shareholders. We have granted stock options to acquire a total of 2,812,500 shares of our common stock.
Each stock option entitles the holder thereof to receive one share of our common stock at an exercise price of $4.50 per share. If all of the outstanding stock options are exercised, we will issue 2,812,500 shares of our common stock and we will receive proceeds of $12,656,250.

      We will also receive proceeds from the exercise of the outstanding warrants issued to the institutional funds. We have granted warrants to acquire 1,200,000 shares of our common stock. Of these warrants, we have granted A Warrants to acquire a total of 600,000 shares of our common stock at an exercise price of $2.50 per share, and we have granted B Warrants to acquire a total of 600,000 shares of our common stock at an exercise price of $4.00 per share. Each warrant, if exercised prior to any further adjustment in the exercise price, will entitle the holder thereof to receive one share of our common stock at an exercise price of either $2.50 per share or $4.00 per share, depending on the type of warrant exercised. If all of the outstanding warrants are exercised, we will issue 1,200,000 shares of our common stock and we will receive proceeds of $3,900,000.

      If the institutional funds exercise their additional investment rights, we will issue additional senior secured convertible notes in principal amount up to $3,000,000. We will also issue up to 1,200,000 warrants upon exercise of the additional investment rights, including up to 600,000 A Warrants and up to 600,000 B Warrants. If the additional investment rights are exercised in full and the warrants issuable upon such exercise are also subsequently exercised in full, we will issue a total of 1,200,000 shares of our common stock (not including any shares issuable upon conversion of the additional senior secured convertible notes) and we will receive proceeds of $6,900,000.

      If we obtain additional funding because the institutional funds exercise outstanding warrants, the additional investment rights or warrants issuable upon exercise of the additional investment rights, we will issue up to 360,000 A Warrants to the broker-dealer affiliates. If these affiliates exercise all A Warrants issuable to them, we will issue 360,000 shares of our common stock and we will receive proceeds of $900,000.

      All proceeds resulting from the exercise of stock options, warrants and additional investment rights will be used for working capital and general corporate purposes. We will not receive any proceeds from the conversion of the outstanding convertible note or any senior secured convertible notes.


                       PLAN OF DISTRIBUTION

      The offering covered by this prospectus relates to:

     . the issuance of shares of our common stock upon conversion of an outstanding convertible note;

     . the issuance of shares of our common stock upon exercise of outstanding stock options;

     . the issuance of shares of our common stock upon conversion of outstanding senior secured convertible notes and upon exercise of related warrants; and

     . the issuance of shares of our common stock upon conversion of senior secured convertible notes and upon exercise of related warrants to be issued upon exercise of outstanding additional investment rights and other securities.


      We will issue our common stock to holders of the securities described above when the securities are duly exercised or converted under their applicable terms and conditions. We will pay for all costs, expenses and fees in connection with the registration of the common stock covered by this prospectus.

      We have agreed to compensate Stonegate Securities, Inc., with principal offices in Dallas, Texas, and affiliates of Stonegate in connection with certain aspects of this offering as described below pursuant to the terms of a placement agency agreement entered into in January 2005. Stonegate is a registered broker-dealer who acted as our placement agent with respect to the
initial funding obtained from the institutional funds in May 2005.   The
placement agency agreement provides that if we obtain additional funding from the institutional funds, whether by exercise of the additional investment rights or exercise of warrants, we will issue up to 360,000 A warrants to the Stonegate affiliates as follows: (i) up to 120,000 if the outstanding A Warrants and B Warrants are exercised in full by the institutional funds; (ii) up to 120,000 if the additional investment rights are exercised in full by the institutional funds; and (iii) up to 120,000 if the A Warrants and B Warrants issuable upon exercise of the additional investment rights are exercised in full by the institutional funds. The placement agency agreement also provides that we will pay a commission to Stonegate in the amount of 8% of any additional funding obtained from the institutional funds.

      We have also agreed to pay a finder's fee to the party who introduced us to Stonegate. This party did nothing but provide an introduction to Stonegate and has not been involved in any aspect of the purchase or sale of securities offered or sold to the institutional funds or others. We will pay a fee to this finder in the amount of 2% of any additional funding obtained through Stonegate from the institutional funds.


                 DESCRIPTION OF OUR CAPITAL STOCK

      Our authorized capital stock presently consists of 40,000,000 shares of common stock, par value $0.05 per share and 10,000,000 shares of preferred stock, no par value. We currently have 20,887,123 shares of common stock outstanding, and no shares of preferred stock outstanding. The following is a summary of the terms of our capital stock.

         Holders of  common stock are entitled to one vote for each share held on all matters submitted to a vote of the  shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board of Directors out of funds legally available
therefor, subject to the rights of the holders of preferred stock.   Upon
the liquidation, dissolution or winding up of our company , the holders of common stock, subject to the rights of the holders of preferred stock, are entitled to receive ratably our net assets available after the payment of our debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

      Our Board of Directors has the authority, without further action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, option, or special rights and the qualifications, limitations, or restrictions of those series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The Board of Directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

      INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation provide for limitation of liability of our directors, and for indemnification of our directors and officers, to the fullest extent permitted by Utah law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Utah law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on us or our shareholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Utah law.

      In accordance with Utah law, we will indemnify a director or officer against liability incurred in the proceeding if he or she acts in good faith, believes that his or her conduct was in our best interest, and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify this same director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

      Under Utah law, we will indemnify a director or officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.


      We maintain a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers our directors and officers for certain actions or inactions they may take or omit to take in their capacities as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             EXPERTS

     Tanner LC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2004, as set forth in their report dated February 18, 2005, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Tanner LC's report, given their authority as experts in accounting and auditing matters.


                          LEGAL OPINION

       The validity of the securities offered by this prospectus will be passed upon for us by Reed L. Benson, Esq., the Secretary and General Counsel of Broadcast International, Salt Lake City, Utah.


            WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission relating to the issuance of shares of our common stock covered by this prospectus. As described below, you may obtain from the Commission a copy of the registration statement and exhibits that we filed with the Commission when we registered our securities. The registration statement may contain additional information that may be important to you. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission.

      We also file annual, quarterly and periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549.


     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We "incorporate by reference" into this prospectus certain information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which have already been filed with the Commission:

         1. Annual Report on Form 10-KSB and amendments for the year ended December 31, 2004;

         2.  Quarterly Report on Form 10-QSB for the quarter ended March 31,
             2005;

         3.  Current Report on Form 8-K filed on May 16, 2005;

         4.  Current Report on Form 8-K filed on July 1, 2005; and

         5. Quarterly Report on Form 10-QSB for the quarter and six months ended June 30, 2005.

      All documents filed by Broadcast International pursuant to Sections 14(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of common stock which is the subject of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this prospectus.

      We are not required to deliver an annual report to security holders and have not delivered one in the past. We make our annual report on Form 10-KSB, including our audited financial statements, available on our web site at www.brin.com.

      We will provide without charge to any person to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Written or oral requests for such copies should be directed to Reed L. Benson, Secretary, Broadcast International, Inc., 7050 Union Park Ave., Suite 600, Salt Lake City, Utah, 84047, and his telephone number is (801) 562-2252.

You should rely only on the information
contained in this  prospectus.
We have not authorized anyone to provide       ______________________________
you with information different from that
contained in this  prospectus  or           8,817,466 Shares
any  prospectus  supplement. This
 prospectus  is not an offer of
these securities in any jurisdiction where             Common Stock
an offer and sale is not permitted.  The
information contained in this  prospectus
 is accurate only as of the date of this             BROADCAST
 prospectus,  regardless of the time          INTERNATIONAL, INC.
of delivery of this prospectus or any sale of our common stock.


                                              ______________________________
             TABLE OF CONTENTS
                                      Page

PROSPECTUS SUMMARY......................               Prospectus
Our Business............................
Our Company.............................
Risk Factors............................
Convertible Notes.......................     _______________________________
Stock Options...........................
Senior Secured Convertible Notes
  and Warrants..........................          September 2, 2005
RISK FACTORS............................
CAUTIONARY NOTE REGARDING FORWARD-
LOOKING STATEMENTS......................
USE OF PROCEEDS.........................
PLAN OF DISTRIBUTION....................
DESCRIPTION OF OUR CAPITAL STOCK........
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES.............................
EXPERTS.................................
LEGAL OPINION...........................
WHERE YOU CAN FIND MORE.................
INFORMATION.............................
INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE............................

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses payable by Broadcast International in connection with the sale of common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

          SEC registration fee ............................$3,355
             Legal fees and expenses..........................$35,000
             Transfer agent's fees............................$1,000
             Accounting fees and expenses.....................$15,000
             Blue Sky fees and expenses.......................$1,000
             Miscellaneous....................................$4,645

                    Total.....................................$60,000


Item 15.  Indemnification of Officers and Directors

      Our Articles of Incorporation provide for the indemnification of our directors and officers to the fullest extent permitted by the Utah
Revised Business Corporation Act ("URBCA"). The liability of our directors and officers is limited such that a director or officer is not liable to Broadcast International or our shareholders for any action taken or any failure to take any action, as an officer or director, as the case may be, unless: (i) the director or officer has breached or failed to perform the duties of the office in compliance with Section 16-10a-841 of the URBCA; and (ii) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on Broadcast International or our shareholders. Our directors are personally liable if such director votes for or assents to an unlawful distribution under the URBCA or our Articles of Incorporation.

      We will, pursuant to Section 16-10a-902 of the URBCA, indemnify an individual, made party to a proceeding because he or she was a director, against liability incurred in the proceeding if: (i) the director's conduct was in good faith; (ii) the director reasonably believed that his conduct was in, or not opposed to, our best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful; provided that, we may not indemnify the same director if (a) indemnification is sought in connection with a proceeding by or in the right of Broadcast International in which the director was adjudged liable to Broadcast International or
(b) indemnification is sought in connection with any other proceeding charging that the director derived an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Indemnification under this Section in connection with a proceeding by or in the right of Broadcast International is limited to reasonable expenses incurred in connection with the proceeding.

      In accordance with Section 16-10a-903 of the URBCA, we shall indemnify a director or an officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer of Broadcast
International , as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

     In accordance with Section 16-10a-904 of the URBCA,  we   will pay
or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that, (i) the director furnishes the corporation a written affirmation of his or her
good faith belief that he  or she   has met the applicable standard of
conduct described in Section 16-10a-902 of the URBCA; (ii) the director furnishes to us a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

     Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

      We will indemnify and advance expenses to an officer, employee, fiduciary or agent of Broadcast International to the same extent as a director; or to a greater extent in some instances if not inconsistent with public policy.

     We maintain a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of Broadcast International for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of Broadcast International .

     Insofar as indemnification  for   liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.  Exhibits

Exhibit
Number        Description of Document
--------      ---------------------------------------------------------------
 4.2       Form of 6.0% Senior Secured Convertible Note (Incorporated by
              reference to Exhibit No. 4.1 of the Company's Current Report on
              Form 8-K dated May 16, 2005 filed with the SEC on May 16, 2005.)

    4.3 Form of A Warrant (Incorporated by reference to Exhibit No. 4.2 of the Company's Current Report on Form 8-K dated May 16, 2005 filed with the SEC on May 16, 2005.)

    4.4 Form of B Warrant (Incorporated by reference to Exhibit No. 4.3 of the Company's Current Report on Form 8-K dated May 16, 2005 filed with the SEC on May 16, 2005.)

    5.1       Opinion of Reed L. Benson, Esq.*

   23.1       Consent of Reed L. Benson, Esq. (Included in Exhibit No. 5.1)*

   23.2       Consent of Tanner LC, independent registered public accountant


   24.1       Power of Attorney*

     *        Previously filed.

Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Broadcast International pursuant to the provisions described in Item 15 or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the
 Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of Broadcast International in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned  small business issuer hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed by Broadcast International pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)  That, for purposes of determining any liability under the Securities
         Act, each filing of  Broadcast International's   annual report
         pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, Broadcast International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this
 Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 1st day of September, 2005.

                               BROADCAST INTERNATIONAL, INC.

                               By:   /s/ Rodney M. Tiede
                               Name: Rodney M. Tiede
                               Its:   President and Chief Executive
                                     Officer


      Pursuant to the requirements of the Securities Act, the following persons, in the capacities and on the dates indicated, have signed this Pre-Effective Amendment No. 2 to Registration Statement as indicated below.


Rodney M. Tiede      Chairman of the Board and Chief  September 1, 2005
-------------------  Executive Officer
Rodney M. Tiede      (Principal Executive Officer)


Randy Turner         Chief Financial Officer          September 1, 2005
-------------------   and Director
Randy Turner         (Principal Accounting and
                     Financial Officer)


Reed L. Benson     Director                        September 1, 2005
-------------------
Reed L. Benson
Director
September 1, 2005

                        INDEX TO EXHIBITS

Exhibit
Number         Description of Document
-------------  ---------------------------------------------------------------
 4.2        Form of 6.0% Senior Secured Convertible Note (Incorporated by
               reference to Exhibit No. 4.1 of the Company's Current Report on
               Form 8-K dated May 16, 2005 filed with the SEC on May 16,
               2005.)

    4.3 Form of A Warrant (Incorporated by reference to Exhibit No. 4.2 of the Company's Current Report on Form 8-K dated May 16, 2005 filed with the SEC on May 16, 2005.)

    4.4 Form of B Warrant (Incorporated by reference to Exhibit No. 4.3 of the Company's Current Report on Form 8-K dated May 16, 2005 filed with the SEC on May 16, 2005.)

    5.1        Opinion of Reed L. Benson, Esq.*

   23.1        Consent of Reed L. Benson, Esq. (Included in Exhibit No. 5.1)*

   23.2        Consent of Tanner LC, independent registered public accountant

   24.1        Power of Attorney*


     *         Previously filed.